Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2019 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, November 7, 2019 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended September 30, 2019.
Robert Kay, Lifetime’s Chief Executive Officer, commented,
“We are pleased with Lifetime’s progress in the third quarter, with our businesses delivering solid growth over last year in a challenging retail end market. The strategy that we’ve implemented over the past year is yielding meaningful results as we focus on our newly rolled-out strategic product development and sales initiative and unlocking the value of the cost efficiency campaign launched in connection with the Filament acquisition. We are also beginning to see the early benefits of our product portfolio optimization and rationalization, and we remain committed to increasing the brand equity and trend and product relevance of our best-in-class products and brands. While we are pleased to have produced growth during the quarter, these results were partially offset by the continued impact of U.S. tariffs and Brexit uncertainty in Europe, as well as some operational challenges as part of the ongoing reorganization of our UK operations. We remain optimistic in our ability to continue on this path and will continue to invest in initiatives to advance our strategy and global positioning.”
Third Quarter Financial Highlights:
Consolidated net sales for the three months ended September 30, 2019 were $215.5 million, representing an increase of $6.1 million, or 2.9%, as compared to consolidated net sales of $209.4 million for the corresponding period in 2018. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $7.2 million, or 3.5%, as compared to consolidated net sales in the corresponding period in 2018.
Gross margin for the three months ended September 30, 2019 was $72.9 million, or 33.8%, as compared to $73.8 million, or 35.2%, for the corresponding period in 2018. The decrease was primarily due to changes in both product and customer mix for the U.S. segment and International segment.
Mr. Kay added, “In connection with the Company’s European restructuring initiative, in the quarter we recognized a $9.7 million non-cash write-off of the full carrying value of the goodwill. This is a one-time accounting charge relating to our 2014 acquisition, and has no impact on the benefits to be derived from the reorganization of our European operations which we expect will produce a meaningful improvement in profitability.”
Income from operations in the 2019 period, including the impact of the $9.7 million non-cash goodwill impairment taken during the period, was $6.9 million. For the corresponding period in 2018 net income from operations was $12.3 million, including a non-cash goodwill impairment charge taken in the third quarter of 2018 of $2.2 million. Excluding the non-cash goodwill impairment charges taken in each of the 2019 and 2018 third quarter periods, net income from operations would have been $16.6 million and $14.5 million, respectively.
Net loss was $13.5 million, or $0.66 per diluted share, as compared to a net income of $5.9 million, or $0.29 per diluted share, in the corresponding period in 2018.
Excluding the non-cash goodwill impairment charges and other adjustments taken in each of the 2019 and 2018 third quarter periods, adjusted net loss was $2.7 million, or $0.13 per diluted share and adjusted net income was $8.5 million, or $0.41 per diluted share, respectively. A table which reconciles this non-GAAP financial measure to net income, as reported, is included below.

Nine Months Financial Highlights:
Consolidated net sales for the nine months ended September 30, 2019 were $508.0 million, an increase of $31.7 million, or 6.7%, as compared to net sales of $476.3 million for the corresponding period in 2018. The nine months ended September 30, 2018 includes sales of $77.2 million from Filament for the period from March 2, 2018, the date of the acquisition. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $35.3 million, or 7.5%, as compared to consolidated net sales in the corresponding period in 2018.
Gross margin for the nine months ended September 30, 2019 was $171.3 million, or 33.7%, as compared to $171.0 million, or 35.9%, for the corresponding period in 2018. Excluding an $8.5 million non-recurring, non-cash charge for the SKU rationalization initiative gross margin would have been $179.8 million, or 35.4%, in the 2019 period.
Including the non-recurring, non-cash charge for the SKU rationalization in 2019 and the impact of the non-cash goodwill impairment in each of the 2019 and 2018 third quarter periods, loss from operations was $7.9 million in 2019 and $4.3 million in the corresponding period of 2018. Excluding the non-recurring, non-cash charge for the SKU rationalization in 2019 and the impact of the non-cash goodwill impairment in each of the 2019 and 2018 third quarter periods, net income (loss) from operations would have been $10.3 million in 2019, and net (loss) from operations would have been $2.1 million in 2018, respectively.
Net loss was $29.9 million, or $1.46 per diluted share, as compared to a net loss of $11.7 million, or $0.61 per diluted share, in the corresponding period in 2018.
Excluding the non-recurring, non-cash charge for the SKU rationalization in 2019 and the impact of the non-cash goodwill impairment in each of the 2019 and 2018 third quarter periods, adjusted net loss was $11.2 million, or $(0.55) per diluted share in 2019 and $5.7 million, or $0.30 per diluted share in 2018.
Consolidated adjusted EBITDA, after giving effect to certain adjustments and before limitations as permitted and defined under our debt agreements, was $69.6 million for the twelve months ended September 30, 2019. A table which reconciles this non-GAAP financial measure to net income, as reported, is included below.
Outlook Update
For the full fiscal year ending December 31, 2019, the Company is providing a revised financial outlook which reflects the non-cash goodwill impairment charge of $9.7 million, as follows:

Net sales	$745 to $750 million
Income from operations	$13.6 to $17.6 million
Income from operations, excluding SKU rationalization and impairment of goodwill	$31.8 to $35.8 million
Net loss	$(8.8) to $(5.8) million
Weighted-average basic shares	20.4 million
Weighted-average diluted shares	20.5 million
Basic loss per common share	$(0.43) to $(0.28) per share
Adjusted net income	$9.6 to $12.6 million
Adjusted diluted income per common share	$0.47 to $0.61 per share
Consolidated adjusted EBITDA, before limitation	$66 to $70 million

This outlook is based on a forecasted GBP to USD rate of $1.25. Net income, adjusted net income, diluted income per common share and adjusted diluted income per common share were calculated based on an effective tax provision rate of 30.0%.
Dividend
On November 7, 2019, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 14, 2020 to shareholders of record on February 1, 2020.

Conference Call

The Company has scheduled a conference call for Thursday, November 7, 2019 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 (U.S.) or (973) 935-2840 (International), Conference ID: 5897824.

A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/2126405-1/AB1D4C8524E2F8A6266F3AFED896C7DE.

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net income, adjusted diluted income per common share, gross margin (excluding non-recurring charges) and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.
Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; warehouse consolidation efforts performed by the business; the ongoing reorganization of our U.K. operations; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union (Brexit); shortages of and price volatility for certain commodities; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way®, Taylor® Kitchen, Rabbit® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Weather and PlanetBox®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Sophie Throsby
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$215,502	$209,448	$507,964	$476,268
Cost of sales	142,561	135,663	336,683	305,318
Gross margin	72,941	73,785	171,281	170,950
Distribution expenses	18,537	16,612	49,938	49,376
Selling, general and administrative expenses	37,389	42,113	118,379	122,330
Restructuring expenses	338	552	1,119	1,353
Impairment of goodwill	9,748	2,205	9,748	2,205
Income (loss) from operations	6,929	12,303	(7,903)	(4,314)
Interest expense	(5,172)	(5,634)	(14,788)	(12,413)
Loss on early retirement of debt	—	—	—	(66)
Income (loss) before income taxes and equity in (losses) earnings	1,757	6,669	(22,691)	(16,793)
Income tax (provision) benefit	(15,066)	(906)	(6,813)	4,669
Equity in (losses) earnings, net of taxes	(210)	185	(395)	417
NET (LOSS) INCOME	$(13,519)	$5,948	$(29,899)	$(11,707)
BASIC (LOSS) INCOME PER COMMON SHARE	(0.66)	$0.29	(1.46)	$(0.61)
DILUTED (LOSS) INCOME PER COMMON SHARE	(0.66)	$0.29	(1.46)	$(0.61)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands—except share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,761	$7,647
Accounts receivable, less allowances of $9,345 at September 30, 2019 and $7,855 at December 31, 2018	161,935	125,292
Inventory	229,947	173,601
Prepaid expenses and other current assets	9,842	10,822
Income taxes receivable	—	1,442
TOTAL CURRENT ASSETS	406,485	318,804
PROPERTY AND EQUIPMENT, net	28,229	25,762
OPERATING LEASE RIGHT-OF-USE ASSETS	108,323	—
INVESTMENTS	20,347	22,582
INTANGIBLE ASSETS, net	316,343	338,847
DEFERRED INCOME TAXES	80	733
OTHER ASSETS	3,925	1,844
TOTAL ASSETS	$883,732	$708,572
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$4,264	$1,253
Accounts payable	67,784	38,167
Accrued expenses	58,252	45,456
Income taxes payable	4,420	—
Current portion of operating lease liabilities	10,741	—
TOTAL CURRENT LIABILITIES	145,461	84,876
DEFERRED RENT & OTHER LONG-TERM LIABILITIES	10,987	23,339
DEFERRED INCOME TAXES	14,947	15,141
OPERATING LEASE LIABILITIES	113,506	—
INCOME TAXES PAYABLE, LONG-TERM	949	949
REVOLVING CREDIT FACILITY	91,212	42,080
TERM LOAN	258,745	262,694
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2019 and December 31, 2018; shares issued and outstanding: 21,256,793 at September 30, 2019 and 20,764,143 at December 31, 2018	213	208
Paid-in capital	261,959	258,637
Retained earnings	22,634	55,264
Accumulated other comprehensive loss	(36,881)	(34,616)
TOTAL STOCKHOLDERS’ EQUITY	247,925	279,493
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$883,732	$708,572

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(29,899)	$(11,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,771	16,807
Impairment of goodwill	9,748	2,205
Amortization of financing costs	1,312	1,103
Deferred rent	—	357
Non-cash lease expense	1,050	—
Stock compensation expense	3,605	3,027
Undistributed equity in losses (earnings), net of taxes	395	(417)
Loss on early retirement of debt	—	66
SKU Rationalization	8,500	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions):
Accounts receivable	(37,343)	(13,245)
Inventory	(66,195)	(51,392)
Prepaid expenses, other current assets and other assets	756	905
Accounts payable, accrued expenses and other liabilities	43,465	29,059
Income taxes receivable	4,434	(2,952)
Income taxes payable	1,442	(4,245)
NET CASH USED IN OPERATING ACTIVITIES	(39,959)	(30,429)
INVESTING ACTIVITIES
Purchases of property and equipment	(7,618)	(5,420)
Filament acquisition, net of cash acquired	—	(217,521)
NET CASH USED IN INVESTING ACTIVITIES	(7,618)	(222,941)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	258,647	203,237
Repayments of revolving credit facility	(208,737)	(210,271)
Proceeds from term loan	—	275,000
Repayments of term loan	(2,063)	(1,375)
Proceeds from short term loan	—	216
Payments on short term loan	—	(206)
Payment of financing costs	—	(11,171)
Payment of equity issuance costs	—	(936)
Payments for capital leases	(18)	(67)
Payments of tax withholding for stock based compensation	(390)	(442)
Proceeds from the exercise of stock options	133	143
Cash dividends paid	(2,693)	(2,405)
NET CASH PROVIDED BY FINANCING ACTIVITIES	44,879	251,723
Effect of foreign exchange on cash	(188)	(190)
DECREASE IN CASH AND CASH EQUIVALENTS	(2,886)	(1,837)
Cash and cash equivalents at beginning of period	7,647	7,600
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,761	$5,763

LIFETIME BRANDS, INC.
Supplemental Information
(In thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Consolidated adjusted EBITDA for the twelve months ended September 30, 2019:

Consolidated adjusted EBITDA for the Four Quarters Ended September 30, 2019
Three months ended September 30, 2019	$25,758
Three months ended June 30, 2019	4,306
Three months ended March 31, 2019	6,127
Three months ended December 31, 2018	30,876
Pro forma projected synergies	2,523
Consolidated adjusted EBITDA, before limitation	69,590
Permitted non-recurring charge limitation	(8,471)
Consolidated adjusted EBITDA	$61,119

	Three Months Ended				Twelve Months Ended September 30, 2019
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net income (loss) as reported	$9,987	$(4,867)	$(11,513)	$(13,519)	$(19,912)
Undistributed equity (earnings) losses, net	(128)	116	69	210	267
Income tax provision (benefit)	7,558	(2,458)	(5,795)	15,066	14,371
Interest expense	5,591	4,922	4,694	5,172	20,379
Depreciation and amortization	6,522	6,359	6,290	6,122	25,293
Impairment of goodwill	—	—	—	9,748	9,748
Stock compensation expense	1,108	907	1,193	1,505	4,713
Contingent consideration fair value adjustments	(1,774)	—	—	—	(1,774)
Unrealized gain on foreign currency contracts	(33)	—	—	—	(33)
Other permitted non-cash charges	—	—	—	—	—
SKU Rationalization	—	—	8,500	—	8,500
Acquisition related expenses	523	151	—	—	674
Restructuring expenses	971	608	173	338	2,090
Integration charges	433	174	695	235	1,537
Warehouse relocation	118	215	—	881	1,214
Projected synergies	—	—	—	—	2,523
Consolidated adjusted EBITDA, before limitation	$30,876	$6,127	$4,306	$25,758	$69,590
Permitted non-recurring charge limitation					(8,471)
Consolidated adjusted EBITDA					$61,119

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest, depreciation and amortization, stock compensation expense, and SKU rationalization expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(In thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results(continued)
Permitted non-recurring charges includes the non-cash charge associated with the SKU rationalization initiative, restructuring expenses, and integration charges. These addbacks are subject to limitations as defined in our debt agreements. Consolidated adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through September 30, 2019 or expected to be taken as of September 30, 2019, net of the benefits realized.

Adjusted net income (loss) and adjusted diluted (loss) income per common share (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income as reported	$(13,519)	$5,948	$(29,899)	$(11,707)
Adjustments:
Acquisition related expenses	—	43	151	1,243
Restructuring expenses	338	552	1,119	1,353
Integration charges	235	103	1,104	248
Warehouse relocation	881	55	1,096	2,607
Loss on early retirement of debt	—	—	—	66
Other permitted non-cash charges	—	307	—	1,510
Unrealized gain on foreign currency contracts	—	(190)	—	(1,909)
Impairment of goodwill	9,748	2,205	9,748	2,205
Deferred tax for foreign currency translation for Grupo Vasconia	—	(581)	—	(275)
SKU Rationalization	—	—	8,500	—
Income tax effect on adjustments	(422)	9	(3,027)	(1,080)
Adjusted net (loss) income	$(2,739)	$8,451	$(11,208)	$(5,739)
Adjusted diluted (loss) income per common share	$(0.13)	$0.41	$(0.55)	$(0.30)
Adjusted net (loss) income and adjusted diluted (loss) income per common share in the three and nine months ended September 30, 2019 excludes acquisition related expenses, restructuring expenses, integration charges, warehouse relocation expenses, goodwill impairment and SKU rationalization expenses. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net income (loss) and adjusted diluted loss income per common share in the three and nine months ended September 30, 2018 excludes acquisition related expenses, restructuring expenses, integration charges, impairment of goodwill, warehouse relocation expenses, other permitted non-cash charges, unrealized gain on foreign currency contracts, and the deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation gains through other comprehensive income (loss). The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

LIFETIME BRANDS, INC.
Supplemental Information
(In thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$195,199	$186,064	$9,135	$195,199	$186,064	$9,135	—	4.9%	4.9%	100.0%
International	20,303	23,384	(3,081)	20,303	22,216	(1,913)	(1,168)	(8.6)%	-13.2%	65.2%
Total net sales	$215,502	$209,448	$6,054	$215,502	$208,280	$7,222	$(1,168)	3.5%	2.9%	120.7%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$445,329	$410,955	$34,374	$445,329	$410,928	$34,401	27	8.4%	8.4%	100.0%
International	62,635	65,313	(2,678)	62,635	61,776	859	3,537	1.4%	(4.1)%	(34.1)%
Total net sales	$507,964	$476,268	$31,696	$507,964	$472,704	$35,260	$3,564	7.5%	6.7%	111.9%
(1)“Constant Currency” is determined by applying the 2019 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information
(In millions—except per share data)
Reconciliation of GAAP to Non-GAAP Outlook
Adjusted net income and adjusted diluted income per share outlook for the full fiscal year ending December 31, 2019:

Net loss outlook	$(8.8) to $(5.8)
Adjustments:
Acquisition related expenses	0.2
Restructuring, warehouse relocation and integration expenses	4.4
SKU Rationalization	8.5
Goodwill Impairment	9.7
Income tax effect on adjustments	(4.4)
Adjusted net income outlook	$9.6 to $12.6
Adjusted diluted income per common share outlook	$0.47 to $0.61
Consolidated adjusted EBITDA outlook for the full fiscal year ending December 31, 2019:

Net loss outlook	$(8.8) to $(5.8)
Add back:
Income tax expense	2 to 3
Interest expense	20
Depreciation and amortization	24.6
Stock compensation expense	5.0
Acquisition related expenses	0.2
Goodwill Impairment	9.7
Undistributed equity earnings	0.4
Restructuring, warehouse relocation and integration expenses	4.4
SKU Rationalization	8.5
Consolidated adjusted EBITDA outlook, before limitation	$66 to $70